Exhibit (a)(1)(iv)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

AMBIT BIOSCIENCES CORPORATION

at

$15.00 per share, plus one non-transferable contingent value right for each share, which represents the contractual right to receive up to $4.50 per share upon the achievement of certain commercialization related milestones relating to quizartinib, as described in and under the conditions set forth in the Contingent Value Rights Agreement by

CHARGE ACQUISITION CORP.

a wholly owned subsidiary of

DAIICHI SANKYO COMPANY, LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN TIME ON NOVEMBER 10, 2014, UNLESS THE OFFER IS EXTENDED

October 10, 2014

To our Clients:

Enclosed for your consideration are the offer to purchase, dated October 10, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), which Offer to Purchase and Letter of Transmittal collectively constitute the “Offer”. Charge Acquisition Corp. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Daiichi Sankyo Company, Limited (“Daiichi Sankyo”), a Japanese corporation with its principal office at 3-5-1, Nihonbashi-honcho, Chuo-ku, Tokyo 103-8426, Japan, is offering to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Ambit Biosciences Corporation (“Ambit”), a Delaware corporation, at a price of $15.00, in cash (the “Closing Amount”), for each outstanding Share, plus one non-transferable contingent value right (“CVR”) per Share, which represents the contractual right to receive a cash payment of $2.25 if a certain commercialization related milestone regarding quizartinib, as described in and under the conditions set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), is achieved and another cash payment of $2.25 if a certain other commercialization related milestone regarding quizartinib, again as described in and under the conditions set forth in the CVR Agreement, is achieved, with a maximum payment of up to $4.50 in cash per CVR, net to the seller in cash, without interest (the Closing Amount plus one CVR, or any such higher consideration per Share that may be paid pursuant to the Offer is referred to in this Offer to Purchase as the “Offer Price”) less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

THE BOARD OF DIRECTORS OF AMBIT (THE “AMBIT BOARD”) HAS UNANIMOUSLY RECOMMENDED THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for your Shares is $15.00 per Share, in cash, plus one non-transferable contingent value right (“CVR”), which represents the contractual right to receive a cash payment of $2.25 if a certain commercialization related milestone regarding quizartinib, as described in and under the conditions set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), is achieved and another cash payment of $2.25 if a certain other commercialization related milestone regarding quizartinib, again as described in and under the conditions set forth in the CVR Agreement, is achieved, with a maximum payment of up to $4.50 in cash per CVR, net to the seller in cash, without interest (less any required withholding taxes).

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 28, 2014, by and among Daiichi Sankyo, Purchaser and Ambit (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”). Subject to the provisions of the Merger Agreement, immediately following the consummation of the Offer and without a meeting of stockholders of Ambit in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“Delaware Law”), Purchaser, Daiichi Sankyo and Ambit will cause Purchaser to merge with and into Ambit (the “Merger”), with Ambit continuing as the surviving corporation and as a wholly owned subsidiary of Daiichi Sankyo. At the effective time of the Merger, each Share outstanding immediately prior to the Effective Time will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes, except as provided in the Merger Agreement with respect to Shares owned by Daiichi Sankyo, Ambit or their respective subsidiaries or Shares that are held by any stockholder who is entitled to demand and properly has demanded appraisal for such Shares in accordance and full compliance with Delaware Law.

4. On September 28, 2014, 2014, the board of directors of Ambit unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger (collectively, the “Transactions”) are fair to and in the best interests of Ambit and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) resolved to recommend that Ambit’s stockholders accept the Offer and tender their Shares to Purchaser pursuant thereto, and (iv) agreed that the Merger Agreement shall be subject to Section 251(h) of Delaware Law.

5. The Offer and withdrawal rights will expire at 5:00 P.M. Eastern time on November 10, 2014, unless the Offer is extended (such date and time, the “Expiration Date”, unless Purchaser extends the Offer pursuant to and in accordance with the terms of the Merger Agreement, in which event the “Expiration Date” will mean the latest date and time at which the Offer, as so extended by Purchaser, will expire).

6. The Offer is not subject to any financing condition. The Offer is conditioned upon (i) there being validly tendered and not validly withdrawn Shares prior to the expiration date of the Offer (as extended in accordance with the Merger Agreement) that, when considered together with all other Shares (if any) beneficially owned by Daiichi Sankyo or its affiliates, represent one more than 50% of the sum of (A) the total number of Shares outstanding at the time of the expiration of the offer plus (B) the aggregate number of Shares issuable to holders of company options and company warrants from which Ambit has received notices of exercise prior to the expiration of the Offer, (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated, and (iii) the other conditions to the Offer described in Section 15 “Conditions to the Offer” of the Offer to Purchase.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser or any successor entity, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

AMBIT BIOSCIENCES CORPORATION

at

$15.00 per share, plus one non-transferable contingent value right for each share, which represents the contractual right to receive up to $4.50 per share upon the achievement of certain commercialization related milestones relating to quizartinib, as described in and under the conditions set forth in the Contingent Value Rights Agreement by

CHARGE ACQUISITION CORP.

a wholly owned subsidiary of

DAIICHI SANKYO COMPANY, LIMITED

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated October 10, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), which Offer to Purchase and Letter of Transmittal collectively constitute the “Offer”. Charge Acquisition Corp. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Daiichi Sankyo Company, Limited (“Daiichi Sankyo”), a Japanese corporation with its principal office at 3-5-1, Nihonbashi-honcho, Chuo-ku, Tokyo 103-8426, Japan, is offering to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Ambit Biosciences Corporation (“Ambit”), a Delaware corporation, at a price of $15.00, in cash (the “Closing Amount”), for each outstanding Share, plus one non-transferable contingent value right (“CVR”) per Share, which represents the contractual right to receive a cash payment of $2.25 if a certain commercialization related milestone regarding quizartinib, as described in and under the conditions set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), is achieved and another cash payment of $2.25 if a certain other commercialization related milestone regarding quizartinib, again as described in and under the conditions set forth in the CVR Agreement, is achieved, with a maximum payment of up to $4.50 in cash per CVR, net to the seller in cash, without interest (the Closing Amount plus one CVR, or any such higher consideration per Share that may be paid pursuant to the Offer is referred to in this Offer to Purchase as the “Offer Price”) less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 28, 2014, by and among Daiichi Sankyo, Purchaser and Ambit (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”).

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date (as defined in the Offer to Purchase).

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address:

(Include Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

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